Exhibit 10.5
CONTRIBUTION AND UNIT PURCHASE AGREEMENT
This Contribution and Unit Purchase Agreement (this “Agreement”) is entered as of August 16, 2024, by and among Nuvve CPO Inc., a Delaware corporation (“Nuvve”) and wholly-owned subsidiary of Nuvve Holding Corp., a Delaware corporation, and WISE-EV LLC, or its designee (“Wise”) (each of Nuvve and Wise is referred to herein as a “Purchaser” and, together, as the “Purchasers”), and Deep Impact 1 LLC, a Delaware limited liability company (the “Company”).

RECITALS
WHEREAS, the Company is a limited liability company formed under the laws of the State of Delaware;
WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the Units in the Company (the “Interests”) set forth in Section 1, each having the rights set out in that certain Limited Liability Company Agreement of the Company, dated as of the date hereof, a copy of which is attached hereto as Exhibit A (as amended, modified, or supplemented from time to time, the “LLC Agreement”); and
WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to such terms in the LLC Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Purchaser shall purchase from the Company, and the Company shall sell and issue to the Purchaser, the Interests in the amounts and for the purchase price set forth on Schedule A hereto (collectively, the “Purchased Interests”), free and clear of all liens, claims, or other encumbrances (“Liens”) other than restrictions under applicable securities laws and the LLC Agreement. The Purchaser shall fund the purchase price payable for the Purchased Interests by making a capital contribution to the Company as set forth on Schedule A hereto.
2.Closing.
(a)Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Interests (the “Closing”) shall take place at 9:00 a.m. Eastern Time on August 20, 2024, or at such other time and place as the Company may designate (the “Closing Date”), at the offices of Baker & Hostetler LLP, or remotely by exchange of documents and signatures (or their electronic counterparts). At the Closing:
(i)Each Purchaser shall deliver to the Company:

(A)the purchase price for such Purchaser’s respective Purchased Interests as set forth on Schedule A (the “Purchase Price”), payable in cash in immediately available funds;
(B)a duly executed counterpart signature page to the LLC Agreement; and
(C)duly executed counterpart signature pages to the JV Agreements to which such Purchaser is a party.
(ii)The Company shall:
(A)update the Company’s books and records to reflect (x) the admission of each Purchaser as a Member holding such Purchasers respective Interests and (y) a capital contribution to the Company by each Purchaser in the amount of such Purchaser’s respective Purchase Price; and
(B)deliver to each Purchaser duly executed counterpart signature pages to the JV Agreements to which the Company is a party.
(b)The obligations of each Purchaser to purchase and pay for its respective Purchased Interests and of the Company to sell the Purchased Interests to the Purchasers, respectively, are subject to the satisfaction on the Closing Date of the following conditions precedent:
(i)In the case of the Purchasers’ obligations, the representations and warranties of the Company contained in Section 4 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.
(ii)In the case of the Company’s obligations, the representations and warranties of the Purchasers contained in Section 3 shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.
3.Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company that:
(a)Authority. Such Purchaser is duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement, the LLC Agreement and the other JV Agreements to which it is a party and to perform such Purchaser’s obligations hereunder and thereunder.

(b)Authorization; Enforceability. The execution and delivery by such Purchaser of this Agreement, the LLC Agreement and the other JV Agreements to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes, and when the LLC Agreement has been duly executed and delivered by such Purchaser such agreement will constitute, a legal, valid, and binding obligation of the Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).
(c)No Conflicts; Consents. The execution and delivery by such Purchaser of this Agreement, the LLC Agreement and the JV Agreements to which such Purchaser is a party do not, and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (with or without the giving of notice, the lapse of time, or both), contravene, conflict with, or result in a breach or violation of, or a default under (i) such Purchaser’s certificate of incorporation or certificate of formation, as applicable, by-laws, or other constitutive documents; (ii) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to such Purchaser; or (iii) any material contract, agreement, or instrument to which such Purchaser is a party or otherwise bound. No consent, approval, waiver, or authorization is required to be obtained by such Purchaser from any Person (including any governmental authority) in connection with the execution, delivery, and performance by such Purchaser of this Agreement, the LLC Agreement, and the consummation of the transactions contemplated hereby and thereby.
(d)No Registration. The Purchaser understands and acknowledges that the Purchased Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and the offer and sale of the Purchased Interests are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) of the Securities Act and certain exemptions from applicable state securities laws. No sale, transfer, assignment, or other disposition (“Transfer”), whether with or without consideration and whether voluntarily or involuntarily or by operation of law, of any of the Purchased Interests is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available. Such Purchaser understands and acknowledges that no federal or state agency has passed upon the merits or risks of, or made any finding or determination concerning the fairness or advisability of, an investment in the Purchased Interests.
(e)Knowledge and Experience; Risk of Loss. Such Purchaser understands and accepts that the purchase of the Purchased Interests involves various risks. Such Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters and illiquid investments similar to an investment in the Company so as to be capable of evaluating the merits and risks of an investment in the Purchased Interests, including the risk that such Purchaser could lose the entire value of such Purchaser’s investment in the Company. With the assistance of such Purchaser’s own professional advisors (to the extent that the Purchaser has deemed such assistance appropriate), such Purchaser has undertaken their own legal, tax, accounting, financial, and other evaluation of the merits and risks of an investment in such Purchased Interests in light of such Purchaser’s own circumstances and financial condition and has concluded that they are capable of bearing the economic risk of holding the Purchased Interests for an indefinite period of time, have adequate means to provide for their current needs and contingencies (after giving effect to an investment in the Purchased Interests), and can afford to suffer a complete loss of such Purchaser’s investment in the Company.
(f)Lack of Liquidity. Such Purchaser acknowledges and agrees that no market for the resale of any of the Purchased Interests currently exists, and no such market may ever exist. The Purchased Interests are subject to the restrictions on transfer set out in the LLC Agreement. Accordingly, no Transfer of any of the Purchased Interests is permitted unless such Transfer is permitted under and complies with the applicable provisions of the LLC Agreement. Such Purchaser confirms their understanding that such Purchaser must bear the economic and financial risk of an investment in the Purchased Interests for an indefinite period of time.
(g)Information Concerning the Company; Access to Management. Such Purchaser has made such independent investigation of the Company, its management, its financial condition, and related matters as such Purchaser deems necessary or advisable in connection with the purchase of the Purchased Interests. Such Purchaser and such Purchaser’s representatives have been afforded a full opportunity to ask questions of and receive answers from the manager of the Company about the business and affairs of the Company, and to examine all such documents, materials, and information concerning the Company as such Purchaser or such representatives deem to be necessary or advisable in order for such Purchaser to reach an informed decision concerning whether to make an investment in the Company. Such Purchaser confirms that all of such Purchaser’s and any of such Purchaser’s representatives’ requests or questions have been answered to their full satisfaction and no request or question has been denied or remains unfulfilled or unanswered.
(h)Non-Reliance.
(i)Such Purchaser is not relying on (and will not at any time rely on) any communication (written or oral) of the Company or any of its affiliates or representatives as investment advice or as a recommendation to purchase the Purchased Interests, it being understood that any information and explanations related to the terms and conditions of the Purchased Interests shall not be considered investment advice or a recommendation to purchase the Purchased Interests.

(ii)Such Purchaser confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Purchased Interests; or (B) made any representation to such Purchaser regarding the legality of an investment in the Purchased Interests under applicable legal investment or similar laws or regulations. In deciding to purchase the Purchased Interests, such Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made their own independent decision that an investment in the Purchased Interests is suitable and appropriate for such Purchaser.
(iii)Other than the representations and warranties of the Company set forth in Section 4, neither the Company nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to such Purchaser by or on behalf of the Company or related to the transactions contemplated hereby, and nothing contained in any documents provided or statements made by or on behalf of the Company to such Purchaser is, or shall be relied upon as, a promise or representation by the Company or any other Person that any such information is accurate or complete.
(i)Accredited Investor Status. Such Purchaser is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Purchased Interests.
(j)Investment Intent. Such Purchaser is purchasing the Purchased Interests for such Purchaser’s own benefit and account for investment purposes only, and not with a view to, or in connection with, any public offering, resale, or distribution thereof. Such Purchaser will not sell, assign, transfer, or otherwise dispose of any of the Purchased Interests, or any interest therein, in violation of the Securities Act or any applicable state securities law. Such Purchaser understands that the Company is relying upon the Purchaser’s representations and agreements contained in this Agreement for the purpose of determining whether the offering of the Purchased Interests is exempt from registration under the Securities Act and all applicable state securities laws.
(k)No General Solicitation. Such Purchaser confirms that they have not been offered the Purchased Interests by any means of general solicitation or general advertising.
(l)Closing Date Reaffirmation. Such Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by such Purchaser.

4.Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that:
(a)Authority. The Company is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of Delaware. The Company has all requisite limited liability company power and authority to own, license, and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver this Agreement and to perform its obligations hereunder.
(b)Authorization; Enforceability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).
(c)No Conflicts; Consents. The execution and delivery by the Company of this Agreement does not and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice, the lapse of time, or both) contravene, conflict with, or result in a breach or violation of, or a default under (i) the Company’s Certificate of Formation or the LLC Agreement; (ii) subject to the accuracy of the Purchaser’s representations and warranties in Section 3 of this Agreement, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company; or (iii) any material contract, agreement, or instrument to which the Company is a party or otherwise bound. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, any Person (including any governmental authority) is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such filings as have been made or such post-Closing filings as may be required under Rule 506 of Regulation D of the Securities Act and applicable state securities laws.
(d)Validity of Purchased Interests. Prior to the Closing, the Purchased Interests will have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued to the Purchaser, free and clear of any Liens, except for restrictions on transfer provided for herein, in the LLC Agreement, or under the Securities Act or other applicable securities laws. Upon such issuance of the Purchased Interests in accordance with the terms of this Agreement, the Purchaser shall have the rights and obligations of a Member under the LLC Agreement.
5.Notification of Changes. Each party hereby covenants and agrees to promptly notify the other party upon the occurrence of any event prior to the Closing which would cause any of such party’s representations, warranties, or agreements contained in this Agreement to be false or incorrect.
6.Survival of Representations and Warranties and Acknowledgments and Agreements. All representations and warranties and acknowledgments and agreements contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on such party’s behalf.
7.Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7).

If to the Company:	Deep Impact 1 LLC 2488 Historic Decatur Rd., Suite 200 San Diego, CA 92106 E-mail: gregory@nuvve.com Attention: Manager
with a copy to:	Baker & Hostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, 90067 E-mail: jrlanis@bakerlaw.com Attention: JR Lanis
If to Nuvve:	Nuvve CPO Inc. 2488 Historic Decatur Rd., Suite 200 San Diego, CA 92106 E-mail: gregory@nuvve.com; drobson@nuvve.com Attention: Chief Executive Officer; Chief Financial Officer
with a copy to:	Baker & Hostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, 90067 E-mail: jrlanis@bakerlaw.com Attention: JR Lanis

If to Wise:	WISE-EV LLC 6671 Las Vegas Blvd South, Suite 210 Las Vegas, NV 89119 E-mail: kevin@getwisepower.com Attention: Chief Executive Officer
with a copy to:	Snell & Wilmer 1700 S. Pavilion Center Drive, Suite 700 Las Vegas, NV 89135 E-mail: bblaylock@swlaw.com Attention: Brian Blaylock
8.Entire Agreement. This Agreement, the LLC Agreement, and the other documents to be delivered hereunder constitute the sole and entire agreement between the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
9.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 9 shall be void.
10.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
11.Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.
12.Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

13.Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
14.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of San Diego and County of San Diego, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.
15.Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
17.No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DEEP IMPACT 1 LLC
By /s/ Gregory Poilasne Name: Gregory Poilasne Title: Manager
NUVVE CPO INC.
By /s/ David Robson Name: David Robson Title: Chief Financial Officer
WISE-EV LLC
By /s/ Kevin Williams Name: Kevin Williams Title: Chief Executive Officer
[Signature Page to Contribution Agreement]

EXHIBIT A
LLC AGREEMENT

Schedule A

Purchaser	Capital Contribution	Other Contributions	Units Purchased	Percentage Interests
Nuvve CPO Inc.	$51.00	(1)	51	51%
WISE-EV LLC	$49.00	(1)	49	49%

(1) Each Purchaser shall provide those services to the Company as set forth in the Services Agreement.